Exhibit 10.3

ADVISORY AGREEMENT

This Advisory Agreement (the “Agreement”) is made as of October ___, 2019 (the “Effective Date”), between Green Stream Holdings, Inc., a Wyoming business corporation (the “Company”) and Anthony Morali (“Advisor”).

WHEREAS, the Company is engaged in providing next-generation solar energy solutions to underrepresented and/or growing market segments to homeowners, landowners, commercial building owners (collectively, the “Field”); and

WHEREAS, Advisor wishes to provide consulting and advisory services to the Company within the Company’s scope of the Field.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration the receipt and legal sufficiency of which is acknowledged, the parties hereto agree as follows:

1.                Advisory Services. Advisor agrees to perform consulting and advisory services by providing the Company with Advisor’s best efforts in delivering expertise in advising with respect to all matters relating to or affecting the Field or otherwise connected with the Company’s business and is hereby engaged by the Company on a non-exclusive basis to advise the Company with respect to matters related to the Field at such times as are mutually agreed upon, with due regard for Advisor’s other commitments. As a part of Advisor’s services, Advisor shall suggest to directors, officers, or employees of the Company and review their findings concerning the Field and make suggestions thereon. Advisor shall provide such other related services as may be requested of Advisor by the Company and as are not inconsistent with the provisions of this Agreement.

2.                Standard of Performance. Advisor agrees to perform the services in connection with the Agreement under the “best efforts” standard with care, skill, and diligence, in accordance with the applicable professional and industry standards currently recognized by Advisor’s profession and industry, and shall be responsible for the quality, technical accuracy, completeness, and coordination of all reports, information, specifications, and other items and services furnished under this Agreement.

3.                Service Records. Advisor shall truthfully and accurately make, maintain and preserve all records and reports that the Company may, from time to time, request or require, and shall fully account for all money, records, equipment, materials or other property belonging to the Company of which Advisor may have custody and shall pay over and deliver same promptly whenever and however Advisor may be directed to do so.

4.                Information Control and Intellectual Property.

4.1.           Advisor shall make available to the Company any and all information of which Advisor has knowledge that is relevant to the Company’s business or the Field, but is not otherwise prohibited from disclosing, and make all suggestions and recommendations which Advisor believes will be of benefit to the Company.

4.2.           At all time during Advisor’s interactions with third parties on behalf of the Company and/or during the course of the performance of services under this Agreement together with matters reasonably related to such services, Advisor shall use solely the e-mail, messengers (such as Skype, Telegram, WhatsApp etc.), social media accounts, and other and further media created by the Company for Advisor or created by Advisor during the course of the services for the benefit of the Company with full disclosure of passwords and all access codes for all such accounts. Any and all back-up, restoration, or account-related e-mails used for any and all Internet or third-party media or services in connection with this Agreement shall be solely the e-mails designated by the Company.

4.3.           Any and all social media accounts, other digital assets, any protectable information or data created, obtained, or lawfully received by Advisor in connection with the Services is the intellectual property of the Company. More specifically, even if registered in the name of Advisor (which is a material breach of this Agreement) such social media accounts, other digital assets, any protectable information or data is the Company’s property and/or intellectual property. Advisor appoints and constitutes the Company as attorney-in-fact for Advisor respect to the transfer of title of any of each and every item of said intellectual property. Company’s authority under this Agreement shall include, without limitation, the authority to execute and receive any certificate of ownership or another document to transfer title to any copyrighted works, inventions, any other intellectual property, and to take any other actions necessary or incident to the powers granted to Company under this Agreement, including but not limited to restoration of social media accounts or transfer of ownership of social media accounts, e-mails, messengers’ s accounts etc. It is the intent of this Agreement that in the event Advisor elects to use his/her pre-existing social media account or e-mail for the purposes of providing services under this Agreement, such account, together with goodwill, customer lists, trademarks, and any and all intellectual property in connection therewith, shall become an intellectual property of the Company without any further notice or agreement.

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4.4.           In the event of termination of this Agreement for any reason, Advisor shall transfer to Company forthwith any and all intellectual property and other digital assets received by Advisor in the course of rendering services under this Agreement, whether specified in this Agreement or not, including but not limited to: (i) all right, title and exclusive interest to all trademarks, trade names, technical processes, know-how or other intellectual property associated with the business of the Company, whether registered or not; (ii) all tangible and intangible property related to business of the Company including customer lists, records, goodwill and other intangible assets; (iii) all contracts for purchases from suppliers or deliveries to customers; (iv) all domain names, accounts, blockchain addresses and websites, if any; (v) all website traffic, analytics software and accounts, graphics, content, databases, forms, internal search engines, advertising on or relating to the websites, data, programming code, user and customer lists, consumer data and all other information and property as it pertains to the Company’s business or the operation thereof, including, all social media accounts, including, but, not limited to, Facebook, Twitter, Pinterest, Google Plus, YouTube, Myspace, etc., comparison shopping accounts, Google AdWords accounts, Google Merchant Center accounts, Webmaster Tools accounts, Google Analytics accounts, Bing AdCenter accounts, and any other similar accounts, services or websites used in and for business of the Company (and all information regarding users/customers/followers thereof), blogs, e-mail accounts, servers, host accounts, applications, software and platforms used in connection with the business of the Company or its blog(s), and any other accounts, tools, extensions, APIs, EDIs or third party relationships or software used by the Company to operate the Website, if such Company is the owner of such software, or a licensor of said software under a transferable license(s), or that has been collected or used during the operation of the Business; (vi) all third party relationships, contracts and arrangements with vendors, suppliers, customers, companies, persons or any other relationships having any effect whatsoever on the Business; and (vii) any other assets of any nature whatsoever that are related to or used in connection with the Business of the Company and its goodwill.

4.5.           “Intellectual Property,” for the purposes of this Agreement, whether capitalized or not, means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing (“Trademarks”); (b) internet domain names, whether or not Trademarks, registered by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration, and renewals for any of the foregoing (“Copyrights”); (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein (“Trade Secrets”); (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor's certificates, petty patents and patent utility models) (“Patents”); (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation (“Software”); (g) semiconductor chips and mask works; (h) royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and(i) claims and causes of action, with respect to any of the foregoing, whether accruing before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any such damages.

5.                Place of Work. It is understood that Advisor’s services shall be rendered principally at the address of a choice of Advisor, but Advisor shall, on request, come to the Company’s offices from time to time, or such other places as designated by the Company in the ordinary course of business.

6.                Time Devoted to Work. In the performance of the services, the services and the hours Advisor is to work on any given day will be entirely within Advisor’s control and the Company will rely upon Advisor to put in such number of hours as is reasonably necessary to fulfill the spirit and purpose of this Agreement.

7.                Work Product. All items, in any medium, prepared or originated in connection with the services under this Agreement shall be the exclusive property of the Company and shall be deemed to work for hire, and to the extent they may not be works for hire, Advisor assigns to the Company all rights, title and interest in and to such items (“work products”), including but not limited to rights to copyright. If work products include items previously developed or copyrighted by Advisor, Advisor hereby grants to the Company an unrestricted, royalty-free, perpetual license to copy, use, disclose and sublicense such work products for any lawful purpose.

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8.	Compensation.

As consideration for the services to be provided by Advisor to the Company under this Agreement, Advisor shall be awarded as follows:

(i)	100,000 restricted shares of the Company’s common stock (the “Shares”) issued over the term of this Agreement according to the following schedule:

(ii)	A one-time consulting fee in the amount of $30,000 dollars (“Consulting Fee”).

Advisor acknowledges that both the Shares and the Consulting Fee shall vest upon the approval of the Company’s Reg-A Offering filed with the SEC on September 29, 2019.

Advisor acknowledges that this Agreement must be in full force and effect with the Company in order to earn any Shares scheduled to be issued above. In the event this Agreement is terminated, whether voluntary or involuntary, with cause or without cause, the Company shall have an option to repurchase any unissued Shares for the price of $1.00 per share. Said option shall be exercised by sending a written notice in accordance with Section 20, with payment made within thirty (30) calendar days thereafter.

9.	Confidentiality.

(a) Advisor recognizes and acknowledges that by reason of Advisor’s retention by and service to the Company before, during and, if applicable, after the term of this Agreement, Advisor will have access to certain confidential and Confidential Information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, formulas, customer lists and addresses, financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”). Advisor acknowledges that such Confidential Information is a valuable and unique asset of the Company and Advisor covenants that he will not, unless expressly authorized in writing by the Company, at any time during the term of this Agreement, use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, other than Advisor’s attorneys, agents or other business advisors, except in connection with the performance of Advisor’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Advisor also covenants that at any time after the termination of this Agreement, directly or indirectly, he will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Advisor or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Advisor to divulge, disclose or make accessible such information.

(b) Confidential Information does not include information that: (i) is or later becomes available to the public through no breach of this Agreement by Advisor; (ii) is at any time obtained by Advisor from a third party who had the legal right to disclose the information to Advisor; (iii) is already in the possession of Advisor on the Effective Date; (iv) is independently developed by Advisor and disclosed to the Company; or (v) is required to be disclosed by law, government regulation, or court order. Unless otherwise provided by law, Confidential Information does include information generated by Advisor, alone or with others, unless the information is generated solely as a direct result of the performance of advisory services under this Agreement; provided, however, that in no case will Confidential Information include information or materials generated by Advisor separate from the performance of Advisor’s services which are incorporated in the services provided by Advisor hereunder.

(c) Prior to the oral public disclosure and/or submission to any outside person of a manuscript or other paper describing or relating to the Company’s products or Field, or otherwise involving the Company, Advisor will disclose and send to the Company a copy of the manuscript or other paper to be submitted and shall allow the Company at least (30) days to determine whether such disclosure or manuscript or paper contains subject matter for which patent protection should be sought prior to publication. If the oral presentation or manuscript or paper contains material that consists of patentable subject matter for which patent protection should be sought, then Advisor will withhold the proposed public disclosure for a maximum of three (3) months from the date of receipt of such notice from the Company in order to permit the Company to file patent applications directed to the patentable subject matter contained in the proposed disclosure. After the filing of a patent application by the Company, Advisor will be free to submit the manuscript and/or make public the disclosures. Notwithstanding this Section, the Company shall not file any patent application or assert any claim, and nothing shall be deemed to create any license, in or with respect to any ideas, information or materials developed, invented or created by Advisor separate from the performance of Advisor’s services and contributed to or incorporated in Advisor’s services.

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(d) For the purposes of this Agreement, “Confidential Information” shall mean and include any and all Information (as defined in this Agreement) of the following types: (i) business or financial information, financial statements, projections, business plans, or strategic or marketing plans, market studies, or analyses; (ii) cost and expense information, pricing and discount information, gross or net profit margins, or analyses; (iii) technical data, specifications, computer software (including both source code and object code or “executable” software), databases, and database designs; (iv) processes, transactions, and transaction procedures; (v) production data, shop drawings, engineering studies or reports, feasibility studies or manufacturing studies, parts lists, product specifications, identity of suppliers or terms of supply agreements or arrangements, production procedures, trade secrets, or secret or proprietary processes and formulae; (vi) marketing and customer data (including, but not limited to, identity or demographic analyses of customers), focus group reports, “shopping” reports, and marketing or advertising studies; (vii) terms, conditions, provisions, or obligations of any contracts or agreements to which the Company is a party or to which any of its assets are subject, or the identity of any person who is a party to any contract or agreement with the Company; (viii) procedural or operational manuals, employee manuals, training manuals, or programs; (ix) site selections or review reports, site selection criteria, demographic analyses of or regarding any locations of retail outlets of the Company, the terms of any lease for any such retail outlet, or any summary thereof; (x) the identity of any employee of the Company, and the compensation, benefits, or terms of employment of any such employee; and (xi) such other information of or regarding the Company that the Company actually maintains as confidential or proprietary; provided, however, that such information shall be deemed confidential only to the extent that it (a) has not been previously disclosed to the public, or (b) is not ascertainable from public or published information or trade sources, or (c) is not subsequently publicly disclosed (other than by a violation of this Agreement). Any Information that is marked or otherwise identified as “Confidential Information” at the time of disclosure shall be presumed to be Confidential Information for the purposes of this Agreement. “Information” shall mean and include any data or information Disclosed (as defined in this Agreement) in the form of (i) any written information, reports, documents, books, notebooks, memoranda, charts, or graphs; (ii) computer tapes, disks, CD-ROM, files, or other mechanical or electronic media; (iii) oral statements, representations, or presentations; (iv) audio, visual, or audio-visual materials or presentations, including audiotapes, videocassettes, laser discs, or CDs; and (v) any other documentary, written, magnetic, or other permanent or semi-permanent form.

10.	Return of Materials.

All Confidential Information in tangible format (including, without limitation, in any computer or other electronic format), which comes into Advisor’s possession during the term of this Agreement, shall remain the property of the Company. Except as required in the performance of Advisor’s duties for the Company, or unless expressly authorized in writing by the Company, Advisor shall not remove any written Confidential Information from the Company’s premises, except in connection with the performance of Advisor’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Upon termination of this Agreement, Advisor agrees to return all written Confidential Information in Advisor’s possession immediately to the Company except that Confidential Information in any computer or other electronic format may be retained by Advisor in accordance with backup, retention and security policies but will continue to be kept confidential.

11.	Compliance with Law.

Advisor will comply with all laws, rules, and regulations related to his/her/its activities on behalf of the Company pursuant to this Agreement.

12.	Independent Contractor.

Advisor is engaged in an independent business and will perform the Services as an independent contractor, and Advisor is not the agent, employee, or servant of the Company. Advisor cannot act for or bind the Company or incur any debts or liabilities in the name of the Company. All persons furnished by Advisor, if any, without the privity of contract with the Company, shall be solely the employees or agents of Advisor under its sole and exclusive direction, supervision and control. Advisor's employees or agents shall not be considered employees of the Company for any purpose. Advisor shall be solely responsible for all matters relating to compliance with Social Security, withholding, worker's compensation, unemployment taxes, self-employment taxes, and other governmentally imposed responsibilities, as applicable. Advisor and its employees and agents are not entitled to unemployment insurance benefits unless unemployment compensation coverage is provided by Advisor or another entity. Advisor is obligated to pay any applicable federal and state income tax on all amounts paid under this Agreement. Advisor shall indemnify and hold the Company harmless from any claims or causes of action arising out of Advisor's liability to its employees or agents, or Advisor's failure to comply with this Section.

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13.             No Partnership or Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or constitute any party the agent of the others. No party shall hold itself out contrary to the terms of this Section and no party shall become liable by any representation, act or omission of the other contrary to the provisions hereof. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party whether referred to herein or not.

14.	Competition.

(a)        Advisor represents to the Company that he does not have any agreements to provide advisory or consulting services to any other party, firm, or company with regard to matters relating to the Field and that, during the term of this Agreement, Advisor will not enter into any agreements to provide advisory or consulting services to any other party, firm, or company with regard to matters relating to the Field. This shall be limited to only relationships that are in conflict to the consulting services provided by Advisor to the Company. Advisor is allowed relationships with other companies that are not directly competitive to the Company.

(b)        If any provision of this Agreement or the services to be provided by Advisor hereunder at any time are in conflict with the provisions of any agreements Advisor has entered into with his other employers, or there otherwise develops a conflict of interest regarding the services to be performed hereunder by Advisor, he shall disclose the conflict to the Company (without violating any nondisclosure provisions of such agreements).

15.	Restrictive Covenants.

(a)              Advisor agrees that for so long as this Agreement is in effect and for one year thereafter (such period is referred to as the “Restricted Period”) Advisor shall not solicit or attempt to solicit the business of any customers or clients of the Company with respect to services that the Company performs for such customers or clients. This Section shall not be applicable to the persons or entities with which Advisor has maintained relationships with prior to signing this Agreement, or with whom Advisor introduced to the Company through Advisor’s own independent efforts. Advisor agrees that in the event of a dispute regarding this Section, Advisor has the burden of proof in establishing that Advisor had a pre-existing relationship or introduced the client or customer to the Company through his own independent efforts.

(b)             During the Restricted Period, Advisor agrees not to directly or indirectly, by sole action or in concert with others, induce or influence, or seek to induce or influence any person who is engaged by the Company to leave the employ of the Company or any successor or assign, or to hire any such person.

16.	Remedies for Breach of Covenants.

(a)       In the event that a covenant in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified by the Company in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the covenants contained in this Agreement, then the unenforceable covenant shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(b)       Advisor acknowledges that any breach of the covenants contained in this Agreement may cause irreparable harm to the Company which will be difficult if not impossible to ascertain, and the Company shall be entitled to seek equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond. Neither the right to obtain such relief nor the obtaining of such relief shall be exclusive of or preclude the Company from any other remedy the Company may have hereunder or at law or equity.

17.	Term and Termination.

(a)              The parties hereto contemplate that this Agreement runs for ___ years from the Effective Date.

(b)             Unless terminated by either party, the term of this Agreement shall be automatically renewed each for one year following the expiration of the original term and following the expiration of each consecutive term following the original term.

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(c)              Without limiting any rights which either party to this Agreement may have by reason of any default by the other party, each party reserves the right to terminate this Agreement at any time, with or without cause, upon fourteen (14) calendar days prior written notice to the other party.

(b)        Termination of this Agreement shall not affect the obligations to defend and indemnify the Company, or Advisor’s continuing obligations by their nature.

18.             Advisor’s Liability. Indemnification. Except to the extent of the Company's negligence, Advisor shall indemnify the Company, its officers, directors and employees from any and all claims, demands, litigation, expenses or liabilities (including costs and attorneys’ fees) of every kind and character arising from or incident to the performance of services under this Agreement; the work products resulting from the services under this Agreement and/or the use thereof; the presence of Advisor’s employees or agents on the Company’s premises or offices; Advisor’s actions or omissions of any sort or kind; or Advisor's breach of this Agreement. This includes but is not limited to indemnification relating to infringement of copyright, trademark, patent or other intellectual property rights.

19.             Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, successors, representatives, and assigns of the parties, as the case may be, provided however, the obligations hereunder of each party to the other are personal and may not be assigned without the express written consent of the other party.

20.             Notices. Notice given by one party to the other hereunder shall be in writing and deemed to have been properly given upon personal delivery three (3) business days after deposited with the United States Postal Service, registered or certified mail, electronic mail, or upon delivery if sent by overnight mail, or nationally recognized courier, addressed as follows:

If to the Company:

Green Stream Holdings, Inc.

22809 Pacific Coast Highway

Malibu, CA 90265

E-mail: info@greenstreamholdings.com

Attention: Madeline Cammarata

With a courtesy copy to:

Ross D. Carmel, Esq.

Carmel, Milazzo & DiChiara LLP

55 West 39th Street, 18th Floor

New York, NY 10018

E-mail: rcarmel@cmdllp.com

If to the Advisory:

Anthony Morali

_____________________________

_____________________________

E-mail: ______________________

21.             Entire Agreement. This Agreement supersedes all previous agreements and discussions relating to the subject matter hereof and constitutes the entire agreement between the Company and Advisor with respect to the subject matters of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation, or agreement made by any employee, officer, or other representative of the Company, or by any written documents unless it is signed by an officer of the Company and by Advisor.

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22.             Severability. If any provision of this Agreement is adjudicated to be invalid, unenforceable, contrary to, or prohibited under applicable laws or regulations of any jurisdiction, this Agreement shall terminate as of the date such adjudication is effective. If any other provision of this Agreement is adjudicated to be invalid, unenforceable, contrary to, or prohibited under applicable laws or regulations of any jurisdiction, such provision shall be severed and the remaining provisions shall continue in full force and effect.

23.             Governing Law. Venue. This Agreement shall be governed by the law of the State of New York (without giving effect to choice of law principles thereof). The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court having jurisdiction in this matter. The parties hereby consent to the concurrent exclusive jurisdiction of the courts of the State of New York and the United States courts located in New York County, New York in connection with any suit, action or proceeding arising out of or relating in any manner to this Agreement, and each of the Parties further irrevocably agrees to waive any objection to the venue of any such suit or proceeding in either court, or to in personam jurisdiction.

24.             Waiver of Jury Trial. BOTH PARTIES AGREE TO WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN THE RESOLUTION OF ANY DISPUTE OR CLAIM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN ANY OF THE PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THIS AGREEMENT.

25.             Counterparts. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first stated above.

Green Stream Holdings, Inc.

By: /s/ Madeline Cammarata

Name: Madeline Cammarata

Title: President

Advisor

By: /s/ Anthony Morali

Name: Anthony Morali

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